Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2008 with respect to the financial statements and supplemental schedule of Abbott Stock Retirement Program included in the 2007 Annual Report on Form 11-K for the year ended December 31, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Chicago, IL

August 22, 2008